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                                    EXHIBIT 4
                                    ---------

                 FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT
                 ----------------------------------------------

         This Fourth Amendment to Revolving Credit Agreement (this "Amendment") is entered into at Columbus, Ohio, by and between The Huntington National Bank, as lender (the "Bank"), and R.G. Barry Corporation, as borrower (the "Borrower"), as of the 22nd day of January, 2004, in order to amend the Revolving Credit Agreement entered into by and among the Bank and the Borrower as of the 27th day of December, 2002 (the "Credit Agreement").

         Whereas, the parties to this Amendment desire to amend certain of the provisions of the Credit Agreement, the Credit Agreement is hereby amended as follows:

         1. Section 1 of the Credit Agreement is hereby amended to recite in its entirety as follows:


                             SECTION 1. COMMITMENT.
                                        ----------


                           1.1. Basic Commitment Terms. The Borrower has applied
                  to the Bank for revolving credit loans up to an aggregate principal amount of $32,000,000, the proceeds of which are to be used by the Borrower for general corporate purposes, including, without limitation, seasonal financing of inventory and accounts receivable. The Bank is willing to make such loans to the Borrower upon the terms and subject to the conditions hereinafter set forth up to a maximum aggregate principal amount not in excess of $32,000,000 (said amount being hereinafter called the "Commitment" of the Bank). Notwithstanding anything to the contrary contained in any Note evidencing the Loan, the principal amount advanced by the Bank pursuant to the Note held by the Bank shall not exceed the amount of the Bank's Commitment.

                           1.2. Commitment Limitations. Notwithstanding the
                  foregoing, during the following periods in each year occurring during the term of this Agreement, the aggregate Commitment of the Bank shall be in an amount equal to the lesser of the following amounts or the amount to which the Commitment has been reduced pursuant to Section 4.6 hereof:

                                  Period                      Commitment
                                  ------                      ----------

                           From 1/1 through 1/31              $9,000,000
                           From 2/1 through 4/30              $12,000,000
                           From 5/1 through 10/31             $32,000,000
                           From 11/1 through 12/31            $27,000,000

                           1.3 Borrowing Base. Notwithstanding the foregoing
                  provisions of Sections 1.1 and 1.2, the aggregate principal balance of the Loans at any

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                  time outstanding shall not exceed the lesser of (a) the
                  Commitment of the Bank, reduced as provided in Section 1.2 and
                  (b) the Borrowing Base (as hereinafter defined). As used herein, "Borrowing Base" shall mean the sum of (i) 80% of the Company's Eligible Accounts plus (ii) 40% of the Company's Eligible Inventory.

         2. A new Section 1.4 is hereby added to the Credit Agreement, to read as follows:

                           1.4 Collateral Audits. The Bank shall have the right,
                  in its sole discretion, to conduct audits of the Borrower, and the Borrower will provide access to all of its books and records and such other information which the Bank deems necessary to evaluate the status of the Loans or of the Collateral. In connection therewith, the Borrower will pay to the Bank a fee equal to $650 per day per auditor, in addition to all out-of-pocket expenses of such auditors. Such audit fees and expenses shall be payable by the Borrower upon demand.

         3. A new Section 4.11 is hereby added to the Credit Agreement, to read as follows:

                           4.11 Lockbox and Collection of Accounts. The Borrower
                  shall cause all its accounts to be collected through a lockbox arrangement with the Bank and shall execute a lockbox agreement in form and substance satisfactory to the Bank. The Borrower shall notify all existing Account Debtors to remit payments to the address specified in such lockbox agreement, and all invoices rendered after the date of the Fourth Amendment to Revolving Credit Agreement shall bear such address. Upon any failure of the Borrower to cause payments to be remitted to the address specified in such lockbox agreement, the Bank may at any time notify Account Debtors on any Collateral that the Collateral has been assigned to the Bank and shall be paid to the Bank through the lockbox or otherwise. Upon request of the Bank at any time following an Event of Default, the Borrower agrees to notify such Account Debtors and indicate on all billings that the accounts are payable to the Bank.

         4. A new Section 4.12 is hereby added to the Credit Agreement, to read as follows:

                           4.12 Cash Collection and Controlled Disbursement
                  Accounts. The collections through the lockbox arrangement shall be deposited into a cash collection account maintained with the Bank (the "Cash Collection Account"), over which the Bank alone shall have the power of withdrawal. If the Borrower makes collections on any of the Collateral, it shall hold in trust for the Bank the proceeds received from collections, and turn over all checks, drafts, cash and other remittances and proceeds to the Bank each business day in the exact form in which they are received, together with a collection report in form acceptable to the Bank. Said proceeds shall be deposited in the Cash Collection Account. The Bank in its sole discretion may apply the whole or any part of the collected funds on deposit in the

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                  Cash Collection Account against the principal or interest of the Loans or any other indebtedness to the Bank, and any portion of said funds on deposit in the Cash Collection Account that the Bank elects not to apply to the Loans or other indebtedness shall be paid over and deposited by the Bank to the Borrower's commercial account at the Bank. The Borrower shall also maintain with the Bank a controlled disbursement account.

         5. Section 5 of the Credit Agreement is hereby amended to recite in its entirety as follows:

                  SECTION 5. SECURITY.
                             --------

                           As security for the Loan, the Borrower shall grant to
                  the Bank a first security interest in all its accounts, inventory, equipment, fixtures and other personal property of every kind and description, whether now owned or hereafter acquired or created by the Borrower, and a mortgage lien against its real property located at 13405 Yarmouth Road, N.W., Pickerington, Ohio 43147 (the "Mortgage"). At the request of the Bank, the Borrower shall authorize and cause to be executed a security agreement (the "Security Agreement"), a mortgage deed (the "Mortgage") and any and all other documents that the Bank shall require in order to effect the foregoing. The Borrower will deliver the Mortgage to the Bank no later than January 27, 2004. The Borrower will also deliver to the Bank not later than that date such agreements and documents as may be required or desirable to permit the Bank to perfect a security interest in all the Borrower's intellectual property located or registered in the United States and will deliver as soon as practicable thereafter such agreements and documents as may be required or desirable to permit the Bank to perfect a security interest in all the Borrower's intellectual property located or registered in foreign countries. The failure of the Borrower to provide the Mortgage and the agreements and documents respecting U.S. intellectual property referenced herein by January 27, 2004, shall constitute an Event of Default.

                           The Borrower shall provide to the Bank by March 12,
                  2004, a current "Phase One" environmental report regarding hazardous wastes, toxic materials and other environmental hazards on the Property, which report shall be certified by an environmental consultant and shall conform in all respects with the Bank's Phase One Environmental Report Requirements. If warranted by the Phase One environmental report, the Borrower shall provide a detailed audit of the same matters. Such consultant must appear on the Bank's list of approved environmental consultants or be specifically approved in writing by the Bank. The Borrower will provide to the Bank all cooperation required for the Bank to procure from an independent appraiser selected by the Bank by March 12, 2004, an appraisal of the Property. The appraisal and environmental reports shall be procured at the Borrower's expense and shall be in

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                  accordance with the most recent regulations of the Comptroller of the Currency.

                           The Borrower will provide to the Bank all cooperation
                  required for the Bank to perfect in accordance with the requirements of Mexican law, at the Borrower's expense and at the earliest practicable date, the Bank's security interest in all Collateral located in Mexico.

         6. Section 8.1 of the Credit Agreement is hereby amended to recite in its entirety as follows:

                           8.1 Financial Statements and Other Information.
                  Furnish the Bank a copy of the report of the certified audit of the Borrower and its Subsidiaries for each fiscal year prepared by a certified public accountant of recognized standing and a balance sheet and related statements of income and retained earnings and cash flow of the Borrower and of the Subsidiaries as of the end of and for each quarter certified as to fairness of presentation by an officer of the Borrower and/or the respective Subsidiaries. All financial statements will be consolidated financial statements, and all annual and quarterly financial statements will be prepared in accordance with generally accepted accounting principles, and will be in a form satisfactory to the Bank. The annual audits and quarterly statements shall be in the format required for filing with the Securities and Exchange Commission. The Borrower will further furnish the Bank within 20 days of the end of each fiscal month a balance sheet and related statements of income and retained earnings of the Borrower and of the Subsidiaries (but excluding Fargeot) as of the end of and for such month certified as to fairness of presentation by an officer of the Borrower and/or the respective Subsidiaries. The Borrower will furnish to the Bank with such monthly financial statements an accounts receivable aging, an accounts receivable reconciliation, a detailed inventory listing and an accounts payable aging, all certified by an officer of the Borrower and/or the respective Subsidiaries.

                           The engagement of the certified public accountant
                  will require the reporting of any and all Defaults and Events of Default as of the last day of the fiscal year of the Borrower which have come to the attention of such accountant or that no Defaults or Events of Default have come to its attention as of such date. Quarterly financial statements will be accompanied by an officer's compliance certificate, in the form attached hereto as Exhibit D, which shall also indicate whether a Default or Event of Default has occurred and, if so, stating the facts with respect thereto and whether the same has been cured prior to the date of such certificate. In the event that any certificate furnished under this paragraph shall state that a Default or Event of Default has occurred and is continuing, such certificate shall be accompanied by a statement executed by the chief financial officer of the Borrower as to the action taken and proposed to be taken by the Borrower to cure such Default or Event of Default. Annual


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                  and quarterly statements shall, be delivered to the Bank
                  within 120 days and 60 days, respectively, after the close of the fiscal period.

                           The Borrower will also furnish the Bank promptly
                  after sending or filing thereof, copies of all financial statements and reports which it sends to its stockholders and copies of all regular and periodic reports and registration statements which it files with the Securities and Exchange Commission. The Borrower will furnish the Bank within a reasonable period of time such additional information and financial statements as the Bank may from time to time request.

                           The Borrower will furnish to the Bank weekly a
                  certificate in the form of Exhibit E signed by its chief financial officer setting forth the calculation of the Borrowing Base as of the end of the week most recently ended. The Borrower will also furnish to the Bank weekly a sales journal and cash receipts journal.

         7. A new Section 8.14 is hereby added to the Credit Agreement, to recite in its entirety as follows:

                  Section 8.14 Business Consultants. Permit the Bank to communicate freely with all consultants retained by the Borrower to assist in business planning, and cause the consultants to deliver to the Bank a copy of every finding and recommendation made by the consultants to the Borrower.

         8. The Borrower represents and warrants that no Event of Default has occurred and is continuing.

         9. Each reference to the Credit Agreement, whether by use of the phrase "Credit Agreement," "Agreement," the prefix "herein" or any other term, and whether contained in the Credit Agreement itself, in this Amendment, in any document executed concurrently herewith or in any loan documents executed hereafter, shall be construed as a reference to the Credit Agreement as amended by this Amendment.

         10. Except as previously amended and as modified herein, the Credit Agreement and the Loan Documents shall remain as written originally and in full force and effect in all respects, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Banks may have thereunder.

         11. The Borrower agrees to perform and observe all the covenants, agreements, stipulations and conditions to be performed on its part under the Credit Agreement, the promissory note executed and delivered in connection herewith, the Loan Documents, and all other related agreements, as amended by this Amendment.

         12. This Amendment and a letter as to fees delivered contemporaneously herewith embody the entire agreement and understanding between the Borrower and the Bank, and supersede all prior agreements, communications and understandings, relating to the subject matter hereof, and

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there exists no agreement or commitment by the Bank further to amend the
Agreement or to waive any of the Borrower's obligations thereunder.

         13.      The Borrower hereby represents and warrants to the Bank that
(a) the Borrower has legal power and authority to execute and deliver the within Amendment; (b) the respective officer executing the within Amendment on behalf of the Borrower has been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions provided for herein; (c) the execution by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the articles of incorporation, regulations or by-laws of the Borrower or any law applicable to the Borrower or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against the Borrower; and (d) this Amendment constitutes a valid and legally binding obligation upon the Borrower, subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, to general equitable principles and to applicable doctrines of commercial reasonableness.

         14. This Amendment shall become effective only upon the occurrence of all the following: (a) the execution by the Borrower and the Bank of this Amendment; (b) delivery by the Borrower to the Bank of the written consent of Metropolitan Life Insurance Company to the execution and delivery of the Mortgage as provided in this Amendment; and (c) delivery by the Borrower to the Bank of a certified resolution of the Board of Directors authorizing the execution and performance of this Amendment and the additional borrowing provided for herein. Execution of this Amendment by the parties hereto may be in any number of counterparts, but all of such counterparts when taken together shall constitute one and the same document.

         15. Except as otherwise specifically provided herein, the capitalized terms used herein shall have the same meanings as the capitalized terms used in the Credit Agreement.

         IN WITNESS WHEREOF, the Borrower and the Bank have hereunto set their hands as of the 22nd day of January, 2004.

                                    R. G. BARRY CORPORATION


                                    By:    /s/ Gordon Zacks
                                       -----------------------
                                           Gordon Zacks,
                                           Chief Executive Officer and President

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

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                                    THE HUNTINGTON NATIONAL BANK


                                    By:      /s/ R. Larry Hoover
                                       --------------------------------
                                             R. Larry Hoover,
                                             Executive Vice President